UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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GENESCO INC.

(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

MARJORIE L. BOWEN

THOMAS M. KIBARIAN

MARGENETT MOORE-ROBERTS

DAWN H. ROBERTSON

GEORGINA L. RUSSELL

HOBART P. SICHEL

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 Legion Partners Holdings, LLC, a Delaware limited liability company, together with the other participants named herein (collectively, “Legion”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

Item 1: On April 20, 2021, Legion issued the following press release and public letter to the Board of Directors of the Company:

Legion Partners Issues Letter to Genesco’s Board Regarding Its Decision to Delay the Company’s 2021 Annual Meeting

LOS ANGELES--(BUSINESS WIRE)--Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners” or “we”), which collectively with the other participants in its solicitation beneficially owns approximately 5.9% of the outstanding common shares of Genesco, Inc. (NYSE: GCO) (“Genesco” or the “Company”), today issued the below open letter to the Company’s Board of Directors (the “Board”) regarding the decision to delay the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Legion Partners has nominated a majority slate of highly-qualified and independent individuals for election to the Company’s Board at the Annual Meeting. Learn more at www.gcoforward.com.

***

Members of the Genesco Board,

Legion Partners believes you have collectively demonstrated a flagrant disregard for corporate democracy and honest shareholder engagement by delaying the Annual Meeting until mid-July. It seems clear to us – and presumably all other shareholders – that the Board simply wants to buy itself time to carry out a self-directed refresh and develop some semblance of a strategic plan to try to avoid meaningful, investor-driven change. In our view, the Company’s claim of wanting to provide shareholders “sufficient time to make informed voting decisions” is nothing more than a smokescreen.

While the Board may feel that a self-directed refresh will thwart our campaign for change, rushing to replace what we contend are stale and underqualified directors following a top five shareholder’s nomination of candidates will not erase Genesco’s history of poor governance and sustained financial underperformance.

We question how this Board can expect any shareholder to view seemingly reactionary efforts as credible when it has allowed Genesco’s governance and operations to steadily decline. Moreover, we believe the Board has gone a long way to further impugning its credibility by announcing this delay of the Annual Meeting through a sparse, post-market 8-K filing yesterday.

Rather than scramble to pack the Board, Genesco should be engaging with Legion Partners about a credible and substantial director refresh. It is long past time for a major shareholder to have significant input into the composition of this Board. Fortunately, we have invested considerable energy and time assembling a diverse slate of highly-qualified individuals.

In closing, we urge the Board to promptly abandon its apparent entrenchment agenda in favor of prioritizing shareholders’ best interests.

Sincerely,

Chris Kiper Managing Director Legion Partners Asset Management	Ted White Managing Director Legion Partners Asset Management

***

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, California. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and high-net-worth investors.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), together with the other participants named herein, filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Genesco Inc., a Tennessee corporation (the “Company”).

LEGION PARTNERS HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners GP”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Marjorie L. Bowen, Thomas M. Kibarian, Margenett Moore-Roberts, Dawn H. Robertson, Georgina L. Russell and Hobart P. Sichel.

As of the date hereof, Legion Partners I directly beneficially owns 841,197 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As of the date hereof, Legion Partners II directly beneficially owns 47,383 shares of Common Stock. As the general partner of each of Legion Partners I and Legion Partners II, Legion Partners GP may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As the investment advisor of each of Legion Partners I and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As of the date hereof, Legion Partners Holdings directly beneficially owns 100 shares of Common Stock and, as the sole member of each of Legion Partners Asset Management and Legion Partners GP, Legion Partners Holdings may also be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, each of Messrs. Kiper and White may be deemed to beneficially own the 888,580 shares of Common Stock beneficially owned in the aggregate by Legion Partners I and Legion Partners II and 100 shares of Common Stock held of record by Legion Partners Holdings. As of the date hereof, none of Messrs. Kibarian and Sichel or Mses. Bowen, Moore-Roberts, Robertson and Russell own beneficially or of record any securities of the Company.

Contacts

For Investors:

Kingsdale Advisors
Michael Fein / Lydia Mulyk, 646 651.1640

mfein@kingsdaleadvisors.com / lmulyk@kingsdaleadvisors.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com

Item 2: Also on April 20, 2021, Legion uploaded the following materials to https://www.gcoforward.com/: